                                                                     Exhibit 1.1

                              AMENDED AND RESTATED
                              --------------------
                          INVESTMENT BANKING AGREEMENT
                          ----------------------------

         THIS AMENDED AND RESTATED INVESTMENT BANKING AGREEMENT (the "AGREEMENT") is entered into as of December 11, 2003 and amends and restates that certain Investment Banking Agreement, dated as of July 28, 2003, by and between Entropin, Inc., a Delaware corporation (the "COMPANY"), and Invest Linc Securities, LLC, a Delaware limited liability company (the "ADVISOR" or "PLACEMENT AGENT").

         The Company hereby engages Advisor to act as its business and financial advisor upon the terms and conditions set forth in this Agreement. Advisor shall act as Company's exclusive business and financial advisor in connection with raising funds in either a public or private offering of the Company's equity or debt securities, including the Offering (as hereinafter defined). Advisor shall act as Company's non-exclusive business and financial advisor in connection with any other Transaction. Advisor accepts this engagement. During the term of its engagement, Advisor will advise and/or assist the Company in the following: (1) evaluating the possible alternatives available to the Company in raising funds either in a public or private offering of the Company's equity or debt securities; (2) exploring strategic alternatives that may lead to a possible transaction through sale, merger, joint venture or otherwise, whether effected in a single transaction or series of related transactions in which 50% or more of the voting power of the Company (other than through the Company's sale of the Securities (as hereinafter defined) in the Offering) or all or substantially all of its business or assets are combined with or transferred to another unaffiliated strategic entity or company (a "STRATEGIC TRANSACTION") (2) developing business plans, marketing plans, financial models and strategies, and in providing such information regarding the Company to appropriate parties, including potential underwriters, merger and acquisition candidates, potential commercial, strategic and joint venture partners as well as other financial sources of capital for the Company, and all other relevant consultants ("APPROPRIATE PARTIES"); (3) locating and/or securing potential board members, advisory board members and management candidates; and (4) pursuing and structuring, on behalf of the Company, commercial and strategic partnerships and joint venture relationships (each a "TRANSACTION"). Advisor may perform other services as agreed by the parties. The services rendered by Advisor to the Company shall be subject to the following terms and conditions.

         The Company proposes to offer and sell exclusively up to $3 million, plus the Over-Allotment, (the "OFFERING") of its common stock, $0.0001 par value per share (the "SECURITIES") either in a private placement to "accredited investors," as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "ACT") or in a registered offering on Form SB-2. If the Offering is a private placement, the Securities will be issued as "restricted securities" and, as such will not be registered under the Act, but the Company will register such Securities for resale under the Act as soon as practicable after the Final Closing (as defined herein). All Securities are offered subject to the right of the Company to reject any subscription for Securities in whole or in part for any reason whatsoever or to sell to any prospective investor less than the number of Securities subscribed for by such prospective investor and subject to certain other conditions.

         The Company has determined to use the services of the Placement Agent as its exclusive agent to solicit subscriptions for the Securities in the Offering on a "best efforts" basis as set forth in Section 3 (b), for as long as the Offering continues or until the time period set forth in Section 4(b) expires, whichever first occurs. The Placement Agent hereby agrees to act in such capacity and to use its best efforts to find purchasers for the Securities in accordance with the terms and conditions of this Agreement. Placement Agent may engage other duly licensed agents to perform some or all of the Placement

Agent's duties hereunder ("PLACEMENT AGENT SYNDICATE MEMBERS"). In such event, all arrangements as to compensation of other such Placement Agent Syndicate Members shall be determined by Placement Agent and shall be chargeable against the compensation due to Placement Agent from the Company. The Company shall be advised of and shall have the right to approve any other Placement Agent Syndicate Members.

         As promptly as practicable following the execution of this Agreement by the parties hereto, the Company shall prepare a Registration Statement on Form SB-2 or a Confidential Private Placement Memorandum, as appropriate, with subscription documents attached as an exhibit thereto (the "SUBSCRIPTION DOCUMENTS") for use in conjunction with the offer and sale of the Securities. Investors who subscribe for the Securities (the "SUBSCRIBERS") will be required to complete the Subscription Documents and execute the Subscription Agreement. Such Form SB-2 or Confidential Private Placement Memorandum (as either may be supplemented or amended from time-to-time) together with the Subscription Documents is herein called the "OFFERING MEMORANDUM".

         1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and covenants and agrees with, the Placement Agent, as of the date hereof, that:

                  (a) The Company is a Corporation duly organized, validly existing and in good standing under the laws of Delaware, and has the power and authority to carry on its business as conducted or proposed to be conducted by it and to hold title to its property, which business and property will be described in the Offering Memorandum. The Company has the corporate power and authority to execute and deliver this Agreement, to conduct such business and to perform its obligations hereunder and consummate the transactions contemplated by each Subscription Document tendered by a Subscriber that is accepted by the Company.

                  (b) The Offering Memorandum will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (c) Except as will be disclosed in the Offering Memorandum, there are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge, threatened against or affecting the Company.

                  (d) Except as will be disclosed in the Offering Memorandum, all requisite authorizations, approvals or orders from any court, governmental or regulatory official or body necessary to permit the Company to conduct its business as will be described in the Offering Memorandum will have been obtained or are in the process of being applied for prior to the Closing Date (as defined in Section 4 below). All requisite authorizations, approvals or orders from any court or any governmental or regulatory official or body necessary for the consummation by the Company of the transactions contemplated by this Agreement will have been obtained or are in the process of being applied for prior to the Closing Date (as defined in Section 4 below).

                  (e) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except that
(i) such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either federal or state law) in the context of the offer or sale of securities.

                  (f) The Company's execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under (i) the Company's certificate of incorporation or by-laws,
(ii) any material agreement, indenture or instrument by which the Company is bound, or (iii) any law, administrative regulation or court decree .

                  (g) It is the Company's present intention to utilize the proceeds from the sale of the Securities substantially in the manner as will be set forth in the Offering Memorandum. Further, the Company has no present intention to make any material changes in its business as it will be described in the Offering Memorandum.

                  (h) On the date hereof, and at the Closing Date (as defined in Section 4 below), the Company is not or will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (i) Any written or oral information provided to prospective purchasers of Securities by authorized representatives of the Company other than the Placement Agent ("AUTHORIZED PERSONS") will not contain any untrue statement of a material fact or, when taken together with the information set forth in the Offering Memorandum, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j) The sale of the Securities has been duly and validly authorized by the Company. There are no outstanding options, warrants or other rights to purchase or otherwise acquire any Securities of the Company or any security convertible into such Securities, except as will be described in the Offering Memorandum.

                  (k) The Company agrees to indemnify the Placement Agent with respect to any claim for finder's fees made by persons other than the Placement Agent in connection with the Offering. No director or principal shareholder of the Company is a member of a broker-dealer registered with the National Association of Securities Dealers, Inc. (the "NASD") or an employee or associated member of a broker-dealer registered with the NASD.

                  (l) Any financial statements and related notes that may be included in the Offering Memorandum will fairly represent the financial position and results of the operations of the Company at the dates and for the periods to which they relate. Said financial statements and related notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and comply with the requirements of the Securities Act of 1933, as amended, and any financial information to be set forth in the Offering Memorandum will fairly present the financial condition of the Company and will have been prepared on a basis consistent with such financial statements or the books of the Company.

                  (m) Subsequent to the respective dates of which information is given in the Offering Memorandum and prior to the closing date of the Offering;
(i) the Company will not incur or will not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business; (ii) the Company will not have paid or declared any dividends or other distributions on its capital stock; and (iii) there will not be and not have been any material change in the capital stock or outstanding indebtedness of the Company, or any material adverse change or development involving a prospective material adverse change in or affecting the business, business prospects, financial condition, or results of operations, present or prospective, or the Company.

                  (n) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon, all tax liabilities have been adequately provided for on the books of the Company; and the Company has no knowledge of any tax proceeding or action pending or threatened against the Company which might materially adversely affect the business, business prospects, financial condition or results of operation, present or prospective, of the Company or the respective businesses or properties of the Company.

         2. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT. The Placement Agent hereby represents and warrants to, and covenants and agrees with, the Company, as of the date hereof, that:

                  (a) The Placement Agent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with the limited liability company power and authority to conduct its business, to execute and deliver this Agreement, and to perform the obligations contemplated herein. The Placement Agent is an "accredited investor," as such term is defined in Regulation D promulgated under the Act.

                  (b) This Agreement has been duly and validly authorized, executed and delivered by the Placement Agent and constitutes the valid, binding and enforceable agreement of the Placement Agent, except to the extent that (i) such enforcement may be subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (ii) the indemnification provisions of this Agreement may be held to violate public policy (under either federal or state law) in the context of the offer or sale of securities.

                  (c) The Placement Agent's execution and delivery of this Agreement, and the performance of its obligations hereunder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, its articles of organization or operating agreement, any agreement or instrument to which it is a party or by which it is bound, or any judgment, decree, order or, to its knowledge, any statute, rule or regulation applicable to Placement Agent.

                  (d) As of the date of the Offering Memorandum, the information contained in the Offering Memorandum relating to the Placement Agent, if any, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) The Placement Agent is (i) a broker-dealer duly registered pursuant to the provisions of the Exchange Act; (ii) a member in good standing of the NASD; and (iii) duly registered as a broker-dealer under the applicable statutes and regulations of each state in which the Securities will be offered and sold, except such states in which the Placement Agent is exempt from registration or such registration is not otherwise required.

                  (f) Except as will be disclosed in the Offering Memorandum, there are no actions, suits, proceedings or investigations pending or, to the best of the Placement Agent's knowledge, threatened against or affecting the Placement Agent.

                  (g) All requisite authorizations, approvals or orders from any court or any governmental or regulatory official or body necessary for the consummation by the Placement Agent of the transactions contemplated by this Agreement will have been obtained or are in the process of being applied for prior to the Closing Date (as defined in Section 4 below).

                  (h) Any written or oral information provided to prospective purchasers of Securities by authorized representatives of the Placement Agent or Placement Agent Syndicate Members will not contain any untrue statement of a material fact or, when taken together with the information set forth in the Offering Memorandum, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3. SALE OF THE SECURITIES BY THE PLACEMENT AGENT. The Company and the Placement Agent hereby agree as follows:

                  (a) To the extent required under the Act and applicable state Blue Sky laws:

                           (i) The Offering will be made within the United
States exclusively to accredited investors in reliance upon the exemption from registration under section 4(2) of the Act and the provisions of Regulation D, and as permitted in the jurisdictions in which the Securities are to be offered.

                           (ii) The Placement Agent and the Company shall make
reasonable inquiry to determine whether an accredited investor is purchasing for its own account or if it is purchasing for the account of others.

                           (iii) In the case of any purchaser acting on behalf
of one or more third parties, the Placement Agent and the Company shall make reasonable inquiry to determine that each such third party is an accredited investor.

                  (b) The Company hereby appoints the Placement Agent as its exclusive selling agent to solicit prospective purchasers of the Securities and as such to effect sales of the Securities, on a best efforts basis, under the terms and conditions of this Agreement. The Company may terminate the Placement Agent's agency hereunder immediately upon written notice to the Placement Agent in the event of the Placement Agent's failure to perform its obligations hereunder in any material respect, upon the Placement Agent's material breach of any of its representations and warranties contained herein or upon the Placement Agent's gross negligence or willful misconduct. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Placement Agent accepts such appointment and agrees to use its best efforts to find prospective purchasers for the Securities in accordance with the terms and conditions of this Agreement. Either party may terminate the Agreement upon thirty (30) days written notice to the other party.

                  (c) Each person desiring to purchase Securities will be required to complete and execute the Subscription Documents. Each Subscriber will deliver payment by wire transfer or by check payable to the order of the Company or the appointed "Escrow Agent," in the amount of the aggregate purchase price of the Securities subscribed for. Each Subscriber will return to the Placement Agent or the Company such Subscription Documents together with such a check (or wire transfer) and any other documents that may be required under state securities laws or by the Company. Neither the Placement Agent nor any investment advisor is permitted to sign any Subscription Documents for any Investor.

                  (d) Upon receipt of a Subscriber's Subscription Documents, the Company will determine promptly whether it wishes to accept the proposed purchaser as a holder of Securities in the Company, it being understood that the Company reserves the right to reject the tender of any Subscription Document before the end of the second business day following the Company's receipt of the Subscription Document; provided, however, the Company may subsequently reject the tender of any Subscription Documents in the event that at least $500,000 in tendered purchase price has not been tendered by the end of the Minimum Offering Period (as hereinafter defined). Should the Company determine to reject the tender, it will promptly notify the Placement Agent of such determination. The Placement Agent will notify the Subscriber of such determination, and the Company will issue and mail (or wire transfer) (or cause the appointed Escrow Agent to issue and mail (or wire transfer)) to the Subscriber, a check in an amount equal to the tendered purchase price of the Securities.

         4. CLOSING DATES.

                  (a) The Company will hold the closing of this Offering (the "FIRST CLOSING") at any time in its discretion on or before February 13, 2004 upon receipt of at least $500,000 in tendered purchase price in accordance with
Section 3 above. Thereafter, the Offering will be sold until the Final Closing, which will occur on the earlier of April 13, 2004 or the sale of the maximum placement, as described in the following paragraph (the "FINAL CLOSING"). The First Closing, Final Closing and any additional closing in connection with the Over-Allotment are each referred to as a "Closing."

                  (b) The time limit for the minimum placement of $500,000 shall be February 13, 2004 (the "MINIMUM OFFERING PERIOD"). If the minimum has not been reached within the Minimum Offering Period either party may terminate this Agreement by written notice to the other party. Upon completion of the minimum placement within the Minimum Offering Period, Placement Agent shall have up to the date of the Final Closing in which to complete the maximum placement, which shall be $3,000,000, subject to the Over-Allotment (defined below). If By mutual consent, any of the above time periods may be extended or shortened; provided, however, that no extension of the Minimum Offering Period may be made without the written consent of all Subscribers who have then executed Subscription Documents and tendered the purchase price for such securities.

                  (c) If the maximum placement of $3,000,000 is reached by the Final Closing, then the Company agrees that it will, for a period of up to 30 days, sell up to an additional $300,000 of Securities to investors previously contacted by the Placement Agent (the "OVER-ALLOTMENT").

         5. COMPENSATION.

                  (a) For the services of the Placement Agent in soliciting and obtaining purchasers of the Securities in the Offering, the Company agrees to pay the Placement Agent (i) a fifteen thousand dollar ($15,000) non-refundable retainer fee at the signing of this Agreement, and twenty thousand dollars ($20,000) of restricted, unregistered shares of Company Common Stock at signing; the number of shares shall be determined by dividing $20,000 by $0.70 and such shares shall be registered for resale under the Act as soon as practicable after the Final Closing; (ii) a selling commission equal to eight percent (8%) of the aggregate proceeds received from the sale of Securities at each particular Closing (the "SELLING COMMISSION"), payable at each particular Closing; and
(iii) one Placement Agent warrant entitling Placement Agent or its designees to purchase seven percent (7%) of the number of shares of Company Common Stock sold directly by the Placement Agent at each particular Closing ("PLACEMENT AGENT WARRANT"), payable at each particular Closing, which Placement Agent Warrant will be exercisable at the price of the Securities sold in the Offering, subject to cashless exercise rights.

                  (b) Each Placement Agent Warrant shall have cashless exercise rights, but will otherwise be identical in all respects to those offered by the Company through the Placement Agent, including anti-dilution protection, piggy-back and demand registration rights. Placement Agent shall pay $10.00 for the Placement Agent Warrant. Notwithstanding any provision to the contrary, should the Company elect not to issue any warrants as part of the Offering, then Placement Agent and Company shall mutually negotiate the terms of a Warrant prior to the start of the Offering which will be exercisable at the price of the securities sold in the Offering and have a five-year exercise period.

                  (c) For the services of the Placement Agent in connection with any Strategic Transaction with any person or entity (or an affiliate thereof) with whom the Company had substantive discussions about a potential Strategic Transaction and which was contacted by Advisor during the term of this Agreement, Company agrees to pay Advisor a success fee, upon closing of a Strategic Transaction in which of 1% of all Consideration received by the Company and/or its stockholders initially and subsequently, including without limitation contingent Consideration and other post-closing payments. "Consideration" will be deemed to include extraordinary dividends, forgiveness of debt, and other consideration paid in connection with the transaction including any indebtedness for borrowed money directly or indirectly assumed in connection with a transaction, but shall not include amounts payable under consulting, non-competition, employment, severance or other similar agreements. This fee will be due when the consideration is received by the Company or its stockholders, as applicable, and will be payable in cash at closing (except as otherwise provided herein). The value of any Consideration received in the form of securities will be determined based on the average of the closing daily sales prices of such securities on the primary exchange on which they are traded for the ten trading days ending two trading days prior to the transaction closing. Should the Company request that Advisor provide an opinion as to the fairness of the financial Consideration to be received by stockholders of the Company (a "Fairness Opinion"), the request to Advisor must be made at least 30 days prior to the delivery date, and $75,000 will be due upon delivery of the Fairness Opinion. This amount will be credited against the success fee which will be due when the Consideration is received, directly or in escrow. The Fairness Opinion may be included in any disclosure document filed by the Company with the Securities and Exchange Commission with respect to such proposed transaction or in any disclosure document disseminated to the Company's stockholders to obtain the stockholders' consent to the transaction, provided that it is reproduced in full, and that any description of or reference to Advisor or summary of the Fairness Opinion in the disclosure document is in a form reasonably acceptable to Advisor and its counsel.

         6. PAYMENT OF FEES DURING TAIL PERIOD.

         A contingent fee equal to eight percent (8%) of the aggregate proceeds received from the sale of Securities to a Contact (as defined herein) shall be payable with respect to any funding/capitalization transaction completed (or, for which there is a firm unconditional commitment to complete) during (i) the term of this Agreement, or (ii) the twelve (12) month period (the "TAIL PERIOD") immediately following the earlier of the expiration of the Minimum Offering Period or the termination of this Agreement, with any person or entity (or an affiliate thereof) with whom the Company had substantive discussions about a potential investment and (a) which was contacted by the Company or Placement Agent during the term of this Agreement, or (b) which reviewed any information, valuation or other written materials prepared by Placement Agent or Company concerning the Company, whether during or subsequent to the term of this Agreement (collectively, "CONTACTS"). Upon the expiration of the Minimum Offering Period or the termination of this Agreement,, Placement Agent shall promptly, but in no event later than three (3) business days thereafter, identify in writing all entities which were contacted by Placement Agent for purposes of the Tail Period provision in part (ii) above, and upon written request by Placement Agent, the Company shall identify in writing all entities which contacted or were contacted by the Company during the term of the Agreement. Nevertheless, the failure of the Company or Placement Agent to identify an entity shall not preclude Placement Agent from providing sufficient proof at a later date that one or more entities should have been included on the Company's or the Placement Agent's list of Contacts.

         7. FURTHER AGREEMENTS OF THE COMPANY.

                  (a) The Company covenants and agrees that it will pay or cause to be paid (i) all of the Placement Agent's pre-approved expenses associated with the soliciting and obtaining of purchasers of the Securities including travel expenses in connection with investor presentations, (ii) all expenses and fees in connection with the preparation, printing, filing, delivery and shipping of the Offering Memorandum (and all other exhibits to the Offering Memorandum and any amendments or supplements thereto, but not including the preparation or negotiation of this Agreement); (iii) filing fees required in connection for offering and sale by the Placement Agent under the securities or Blue Sky laws of the states and other jurisdictions where necessary; and (iv) all reasonable fees and expenses of Placement Agent's counsel for its review of the Offering Memorandum and work related thereto, not to exceed $10,000 without prior approval by the Company.

                  (b) If at any time when an Offering Memorandum relating to the Securities is required to be delivered under the Act, any event will have occurred as a result of which, in the opinion of counsel for the Company or the Placement Agent, the Offering Memorandum includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Offering Memorandum to comply with the Act, the Company promptly will prepare an appropriate supplement or amendment thereto, and will deliver to the Placement Agent such number of copies thereof as the Placement Agent may reasonably request.

                  (c) To the extent required under the Act and applicable state Blue Sky laws:

                           (i) The Company will furnish to the Placement Agent
promptly as soon as the same shall be filed copies of all filings by the Company on Form D for the Offering.

                           (ii) The Company and all affiliates will not take any
action in connection with the Offering, which would cause the Offering not to comply with Section 4(2) of the Act.

                           (iii) The Company will not sell Securities to any
person if the Company has reason to believe that material information supplied or representations or warranties made by that person are not fully accurate and unless immediately prior to making such sale the Company reasonably believes that such person is an "accredited investor" within the meaning of Regulation D.

                           (iv) The Company shall exercise reasonable care to
assure the Subscribers are not underwriters within the meaning of Section 2(11) of the Act, shall take all actions required by Regulation D and shall place a legend on each certificate which is provided to the purchasers stating that the Securities have not been registered under the Act and, where applicable, state securities laws, and setting forth or referring to the restrictions on transferability and sale of the Securities.

                           (v) The Company will duly and timely file (i) with
the Commission all required reports, including on Form D, with respect to the sale of the Securities and (ii) all reports required to be filed under applicable state securities laws and regulations and by the regulatory agencies charged with enforcement thereof.

                  (d) The Company agrees that it will furnish or make available to the Placement Agent or the Placement Agent's counsel any and all documentation reasonably requested in connection with the Placement Agent's due diligence efforts regarding information in the Offering Memorandum.

                  (e) The Company shall make available to each offeree and any individual advising such offeree the opportunity to ask questions and receive answers concerning the Company and the terms and conditions of the Offering, and to obtain any additional information, to the extent that such information is in the possession of the Company or can be acquired by any of it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Offering Memorandum.

                  (f) The Company will notify the Placement Agent immediately upon receipt thereof and confirm the notice in writing of the issuance by the Commission or any state securities administrator of any stop order suspending the effectiveness of any qualification of the Securities for sale or enjoining the sale of the Securities or of the initiation of any proceeding for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order shall be issued, to obtain the lifting of the stop order at the earliest possible time.

                  (g) The Company, at Company expense, shall establish an escrow account which fulfills Agent's obligations as promulgated under Rule 15(c)2-4 of the Securities Exchange Act of 1934, as amended. Such escrow account may be established at a mutually acceptable national bank or as such other place as may be agreed upon.

                  (h) After the execution of this Agreement and upon the commencement of the Placement Agent conducting further due diligence on the Company and the Offering, the Company agrees to execute the Due Diligence Certificate attached hereto to as Exhibit "A".

         8. FURTHER AGREEMENTS OF THE PLACEMENT AGENT.

                  (a) The Placement Agent agrees (on behalf of itself and the other Placement Agent Syndicate Members) that it will accept subscriptions only from investors who have received a copy of the Offering Memorandum, who have fully completed and executed the appropriate Subscription Documents. The Placement Agent agrees (on behalf of itself and the other Placement Agent

Syndicate Members) not to publish, circulate or use any other advertisement or solicitation material without the prior written approval of the Company or otherwise conduct the offering in a manner which would be deemed to be a public offering where this would violate any federal or state securities laws applicable to the Offering.

                  (b) The Placement Agent agrees (on behalf of itself and the other Placement Agent Syndicate Members) to solicit Subscribers only in the states and other jurisdictions that such solicitation can be made in accordance with any limitations described therein and in the states and jurisdictions in which the Placement Agent (or any Placement Agent Syndicate Members) is licensed or qualified to make offers and sales of the Securities. The Placement Agent agrees (on behalf of itself and the other Placement Agent Syndicate Members) not to make offers and sales to residents of foreign countries.

                  (c) To the extent required under the Act and applicable state Blue Sky laws:

                           (i) The Placement Agent (on behalf of itself and the
other Placement Agent Syndicate Members) agrees not to take any action in connection with the Offering, which would cause the Offering not to comply with
Section 4(2) of the Act.

                           (ii) The Placement Agent (on behalf of itself and the
other Placement Agent Syndicate Members) agrees not to offer Securities to any person if the Placement Agent has reason to believe that material information supplied or representations or warranties made by that person are not fully accurate and unless immediately prior to making such offer the Placement Agent reasonably believes that such person is an "accredited investor" within the meaning of Regulation D.

                  (d) The Placement Agent (on behalf of itself and the other Placement Agent Syndicate Members) agrees to keep confidential and not provide any information to prospective purchasers of Securities or other persons not contained in the Offering Memorandum or publicly disclosed and available.

         9. INDEMNIFICATION.

                  (a) The Company agrees to indemnify and hold harmless Placement Agent and each person who controls Placement Agent within the meaning of the Act (collectively, the "PLACEMENT AGENT INDEMNIFIED PARTIES") against any losses, claims, damages or liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred by such Placement Agent Indemnified Party in connection with investigating or defending any such claim, liability or action), to which such Placement Agent Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Memorandum or any amendment or supplement thereof or thereto, as applicable, or (B) in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being hereinafter called a "BLUE SKY APPLICATION"); (ii) the omission or alleged omission to state in the Offering Memorandum or any amendment or supplement thereof or thereto, as applicable, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of the Company under this Agreement, or from any misrepresentation in or omission from any certificate, agreement, schedule, statement, document or instrument furnished to the Placement Agent pursuant hereto; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability (x) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use with reference to the Placement Agent in the preparation of the Offering Memorandum or any such Blue Sky Application or any such amendments or supplements thereto or (y) is primarily the result of the Placement Agent's willful misconduct or gross negligence. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) The Placement Agent agrees to indemnify and hold harmless the Company and each of its directors, officers, employees, agents and representatives (collectively, the "COMPANY INDEMNIFIED PARTIES") against any losses, claims, damages or liabilities, joint or several (including, without limitation, any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such claim, liability or action), to which such Company Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained based upon written information supplied by the Placement Agent regarding the Placement Agent (A) in the Offering Memorandum or any amendment or supplement thereof or thereto, as applicable, regarding the Placement Agent or (B) in any Blue Sky Application; (ii) the omission or alleged omission to state in the Offering Memorandum or any amendment or supplement thereof or thereto, as applicable, or in any Blue Sky Application, a material fact regarding the Placement Agent required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of the Placement Agent under this Agreement, or from any misrepresentation in or omission from any certificate, agreement, schedule, statement, document or instrument furnished to the Company pursuant hereto.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying Party will relieve it from any liability under this Section 9 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. The indemnifying party shall, upon the request of the indemnified party, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay as incurred the reasonable fees and expenses of such counsel related to such proceeding. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances (other than such local counsel as may be employed by counsel to the indemnified parties to render legal advice with respect to the laws of, or legal services in, states or jurisdictions other than those states and jurisdictions in which counsel to the indemnified parties is admitted to practice law.) In any such proceeding, any indemnified party shall cooperate in the defense and shall have the right to retain its own counsel at its own expense. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. In the event that the indemnified party assumes the defense of such action or proceeding, the indemnified party will keep the indemnifying party reasonably informed of the progress of any defense, compromise or settlement and will cooperate and consult with the indemnifying party and its counsel in connection therewith. No indemnifying party will enter into any comprise or settlement of any claim or action without the consent of the indemnified party. Likewise, No indemnified party will enter into any comprise or settlement of any claim or action without the consent of the indemnifying party.

         10. EFFECTIVE DATE. Upon the execution and delivery of this Agreement by all of the parties hereto, this Agreement will become effective upon the date specified on the signature page hereto. The Offering shall become effective at such time a the Company informs the Placement Agent that the Offering has been approved by the Company's Board of Directors and indicating that the Offering Memorandum is released for distribution.

         11. SURVIVAL OF INDEMNITIES, WARRANTIES AND REPRESENTATIONS. The respective indemnity agreements of the Company and Placement Agent contained in
Section 9 hereof, and the representations and warranties of the Company and Placement Agent set forth herein, will remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Company or Placement Agent, or any controlling person referred to in Section 9, and will survive the delivery of and payment for the Securities, and any successor of the Placement Agent or the Company or of any such controlling person or any legal representative of any such controlling person, as the case may be, will be entitled to the benefit of the respective indemnity agreements.

         12. CREDIT. Upon Closing of any Offering, Placement Agent may, at its own expense, place announcements in financial and other newspapers and periodicals (such as customary "tombstone" advertisement) describing its services in connection therewith. Notwithstanding, Placement Agent is hereby authorized to include the Company on its publicly disclosed list of clients.

         13. NOTICES. Except as is otherwise provided in this Agreement, (a) whenever notice is required by the Provisions of this Agreement or otherwise to be given to the Company, such notice will be in writing addressed to the Company at 45926 Oasis Street, Indio, CA 92201, Attention: Thomas Tachovsky; and (b) whenever notice is required by the provisions of this Agreement or otherwise to be given to Placement Agent, such notice will be in writing addressed to the Placement Agent at 120 N. Congress St., Ste. 400, Jackson, MS 39201, Attention:
LeRoy H. Paris, II. Any notice referred to herein may be given in writing or by telecopy or telephone and if by telecopy or telephone will be immediately confirmed in writing. Notice (unless actual) will be effective upon mailing or telecopy transmission, as the case may be.

         14. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement is made solely for the benefit of Placement Agent, the Company and the controlling persons referred to in Section 9 hereof, and their respective successors and assigns, and no other person will acquire or have any right by virtue or this Agreement, and the term "successors and assigns," as used in this Agreement, will not include any Purchaser.

         15. DISPUTE RESOLUTION. (a) If a dispute arises out of or relates to this Agreement, the parties agree first to try in good faith to settle the dispute by mediation before resorting to arbitration or litigation. The parties agree that the mediator shall be chosen no later than thirty (30) days after the submission of a claim by either party, and that the mediation process shall be concluded no later than thirty (30) days after selection of the mediator. If the parties cannot agree on the selection of a mediator, one shall be selected by the American Arbitration Association ("AAA"). The fees and expenses of the mediator shall be borne equally by the parties. (b) If the controversy is not resolved through mediation pursuant to Paragraph (a) above, the parties agree that any controversy or claim arising out of or relating to this Agreement shall be determined by binding arbitration. This transaction involves commerce, and the arbitration is subject to and shall be conducted by a single arbitrator in accordance with the United States Arbitration Act notwithstanding any choice of law provision in this Agreement, and under the Commercial Arbitration Rules of the AAA. The arbitrator shall have authority to award damages and grant other relief he deems appropriate. The arbitrator shall give effect to statues of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable, shall be determined by the arbitrator. Judgment upon the arbitration award may be entered in any court having jurisdiction. The fees and expenses of the arbitrator and AAA shall be borne equally by the parties. Any mediation or arbitration under this Section 15 shall be held in California.

         16. GOVERNING LAW. This Agreement is to be governed by and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

         17. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         18. ENTIRE AGREEMENT. This Agreement, including all exhibits and schedules, sets forth the entire agreement of the Placement Agent and the Company with respect to the subject matter hereof and terminates and supersedes all prior agreements and understandings between or among the Placement Agent and the Company with respect to the subject matter hereof.

         19. HEADINGS. The descriptive headings in this Agreement have been inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the as of the date first set forth above.

                                                ENTROPIN, INC.

                                                By: Thomas G. Tachovsky, Ph.D.

                                                /S/ THOMAS G. TACHOVSKY, PH.D.
                                                --------------------------------
                                                Title:  President & CEO

                                                Date: December 11, 2003

INVESTLINC CAPITAL


By:      /S/ ROBERT P. ARNDT
    --------------------------------------
         Robert P. Arndt, President

Date: December 11, 2003


INVEST LINC SECURITIES, LLC


By:      LEROY H. PARIS, II
   ---------------------------------------
         LeRoy H. Paris, II, CEO

Date: December 11, 2003